News
For Immediate Release	Contact: Paul J. Donnelly
November 3, 2016	(212) 878-1840

MINERALS TECHNOLOGIES REPORTS THIRD QUARTER EARNINGS
 OF $1.18 PER SHARE, OR $1.17 PER SHARE, EXCLUDING SPECIAL ITEMS
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Highlights:

•	Strong Operating Margins in All Businesses
•	Continuing Strong China Sales Growth – 8%
•	Specialty Minerals Posts Record Operating Income
•	Productivity Improvement of 5%
•	$50 Million Debt Reduction in the Third Quarter

NEW YORK, November 3, 2016 — Minerals Technologies Inc. (NYSE: MTX) today reported third quarter diluted earnings of $1.17 per share, excluding special items. Reported earnings were $1.18 per share.

"Minerals Technologies continued its solid financial performance in the third quarter with each of our business segments recording double-digit operating margins," said Co-Chief Executive Officer Doug Dietrich. "Our Minerals businesses continue to perform well; and we completed the restructuring in Energy Services, achieving the targeted savings and level of profitability."

Worldwide net sales in the third quarter were $400 million compared with $451 million in the same period of 2015. The majority of the sales decrease occurred in the Service businesses due to continued weak market conditions in the oil and gas sector and the previously announced exit from several onshore service lines within Energy Services, as well as weaker conditions in the steel sector affecting the Refractories segment.   Foreign exchange had an unfavorable impact on sales of $5.4 million in the quarter.

Consolidated Operating Income, as reported, was $67.3 million, and represented 16.8 percent of sales.  Operating Income, excluding special items, grew 7 percent to $66.9 million from $62.8 million in the prior year. Consolidated operating margin, excluding special items, was strong at 16.7 percent of sales.  The increase in operating margin was due to productivity gains, raw material and energy savings, and a more favorable product mix in the Minerals businesses.

The Minerals businesses, which include the Specialty Minerals, Performance Materials and Construction Technologies segments, generated Operating Income of $58.0 million or 18.3 percent of sales, compared with $53.8 million or 16.2 percent of sales in the third quarter of 2015.

Third quarter worldwide sales for the Specialty Minerals segment, which consists of the Precipitated Calcium Carbonate (PCC) and Processed Minerals product lines, was $147.3 million.  Operating Income for the segment increased 11 percent to a record $27.8 million, representing 18.9 percent of sales.

Worldwide sales of PCC, which is used mainly in the manufacturing processes of the paper industry, were $111.7 million compared with $121.9 million in the prior year. The sales decrease from the prior year was due to several previously announced paper mill closures in the U.S. This decrease was partially offset by a 7-percent increase in PCC sales in China.  The quarter also saw the successful startup of a 100,000-ton PCC satellite in China for the Sun Paper Group.

Third quarter sales of Processed Minerals products increased 3 percent over the prior year to $35.6 million. The sales growth was attributable to a 5-percent improvement in Ground Calcium Carbonate sales.  Processed Minerals products are used in the building materials, automotive, polymers, ceramics, paints and coatings, glass and other manufacturing industries.

Sales in the Performance Materials segment were $119.5 million compared with $126.5 million in the prior year.  Reduced sales in Basic Minerals accounted for 83 percent of the decrease. This was due to lower bulk sales of chromite because of weak global steel market conditions and lower drilling products sales to the oil and gas industry. Significant productivity gains, along with lower raw material costs, enabled the segment to generate Operating Income of $22.9 million and operating margins of 19.2 percent.  Performance Materials provides a wide range of bentonite-based and synthetic materials for industrial and consumer markets.

Sales in the Construction Technologies segment decreased slightly to $49.5 million in the third quarter. Environmental Products sales increased 13 percent to $24.6 million due to higher volume in specialty geo-synthetic clay liners, including Resistex™ products. Building Materials & Other Products decreased 11 percent due to reduced sales in select primary markets in the United States and Europe. Operating Income for the segment improved 20 percent to $7.3 million and represented 14.7 percent of sales. Construction Technologies provides products for environmental remediation, non-residential construction, and infrastructure projects worldwide.

The Service-related businesses, which include the Refractories and Energy Services segments, had sales of $83.2 million in the third quarter, a decrease of 30 percent from the same period last year.  This decrease was due to continued weak market conditions in the oil and gas sector and the exit from several onshore service lines within Energy Services, as well as weaker conditions in the steel sector.

Third quarter sales in the Refractories segment were $63.4 million, down 18 percent from the prior year.  Operating Income, as reported, for the quarter was $10.1 million, representing 15.9 percent of sales and grew 28 percent. Operating Income, excluding special items, increased 1 percent over the prior year to $8.0 million and was 12.6 percent of sales. The Refractories segment provides products and services primarily to the worldwide steel industry.

Energy Services segment sales were $19.8 million for the third quarter, a 52-percent decrease from the prior year. The sales decrease was due to continuing weak market conditions in the oil and gas sector and the exit from several onshore service lines within Energy Services. Operating Income, as reported, for the quarter was $2.6 million and represented 13.1 percent of sales.  Operating Income, excluding special items, for the quarter was $2.4 million and represented 12.1 percent of sales.  Energy Services' is now focused on offering its innovative, differentiated products and services for produced water treatment, filtration and well-testing, to off-shore oil and gas producers globally.

The Company repaid $50 million in principal during the third quarter and $140 million year-to-date and intends to continue using excess cash flow to repay debt.

"We had solid financial results in the third quarter, generating strong profitability, despite facing some challenging market conditions," said Mr. Dietrich.  "MTI has a solid operating foundation and remains focused on our growth strategies of geographic expansion, new product innovation and acquisitions."

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Minerals Technologies will host a conference call tomorrow, November 4, 2016 at 11 a.m. The conference call will be broadcast live on the company we site: www.mineralstech.com.
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FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," and similar expressions) should also be considered to be forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2015 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES

(unaudited)

	Quarter End			% Growth		Nine Months Ended		% Growth
	Oct. 2, 2016	July 3, 2016	Sept. 27, 2015	Prior Qtr.	Prior Year	Oct. 2, 2016	Sept. 27, 2015	Prior Year

Net sales
Product sales	$379.7	$407.0	$410.1	(7)%	(7)%	$1,171.1	$1,218.8	(4)%
Service revenue	19.8	20.0	40.9	(1)%	(52)%	65.6	148.8	(56)%
Total net sales	399.5	427.0	451.0	(6)%	(11)%	1,236.7	1,367.6	(10)%

Cost of sales
Cost of goods sold	272.0	291.2	302.4	(7)%	(10)%	840.8	895.8	(6)%
Cost of service revenue	12.3	14.7	29.7	(16)%	(59)%	46.9	110.2	(57)%
Total cost of sales	284.3	305.9	332.1	(7)%	(14)%	887.7	1,006.0	(12)%

Production margin	115.2	121.1	118.9	(5)%	(3)%	349.0	361.6	(3)%

Marketing and administrative expenses	42.4	45.1	49.9	(6)%	(15)%	134.2	145.4	(8)%
Research and development expenses	5.9	6.1	6.2	(3)%	(5)%	17.9	17.8	1%
Acquisition related transaction and integration costs	1.9	1.6	2.4	19%	(21)%	5.1	8.5	(40)%
Restructuring and other items	(2.3)	28.8	10.5	*	*	27.4	27.3	*

Income from operations	67.3	39.5	49.9	70%	35%	164.4	162.6	1%

Interest expense, net	(13.4)	(13.9)	(14.5)	(4)%	(8)%	(41.4)	(45.5)	(9)%
Extinguishment of debt costs and fees	0.0	0.0	0.0	*	*	0.0	(4.5)	*
Other non-operating income (deductions), net	(0.6)	0.6	2.8	*	*	1.7	5.7	*
Total non-operating deductions, net	(14.0)	(13.3)	(11.7)	5%	20%	(39.7)	(44.3)	(10)%

Income from operations before tax and equity in earnings	53.3	26.2	38.2	103%	40%	124.7	118.3	5%

Provision for taxes on income	11.5	4.5	8.4	156%	37%	26.7	25.8	3%
Equity in earnings of affiliates, net of tax	0.7	0.6	0.5	17%	40%	1.6	1.4	14%

Consolidated net income	42.5	22.3	30.3	91%	40%	99.6	93.9	6%

Less: Net income attributable to non-controlling interests	0.9	1.1	1.1	(18)%	(18)%	2.9	2.9	0%

Net Income attributable to Minerals Technologies Inc. (MTI)	$41.6	$21.2	$29.2	96%	42%	$96.7	$91.0	6%

Weighted average number of common shares outstanding:

Basic	34.9	34.8	34.7			34.8	34.7

Diluted	35.3	35.1	35.0			35.1	35.0

Earnings per share attributable to MTI:

Basic	$1.19	$0.61	$0.84	95%	42%	$2.78	$2.62	6%

Diluted	$1.18	$0.60	$0.83	97%	42%	$2.75	$2.60	6%

Cash dividends declared per common share	$0.05	$0.05	$0.05			$0.15	$0.15

* Percentage not meaningful

	MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
	NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME

1)
For comparative purposes, the quarterly periods ended October 2, 2016, July 3, 2016 and September 27, 2015 each consisted of 91 days. The nine month periods ended October 2, 2016 and September 27, 2015 consisted of 276 days and 270 days, respectively.

2)
During the second quarter of 2016, the Company incurred restructuring charges related to lease termination costs, inventory writeoffs and impairment of assets relating to its exit from the U.S. on-shore service lines, including Nitrogen and Pipeline  within the Energy Services segment as a result of the significant reduction in oil prices and overcapacity in the onshore oil services market. During the third quarter of 2016, the Company recorded additional lease termination, severance and other related costs in the Energy  Services segment and gains on the sale of previously impaired assets in the Energy Services and Refractories segments.

	(millions of dollars)	Quarter Ended				Nine Months Ended
		Oct. 2, 2016	July 3, 2016		Sept. 27, 2015	Oct. 2, 2016	Sept. 27, 2015

	Impairment of assets
	Energy Services	$0.0	$18.5		$5.3	$18.5	$21.1
	Total impairment of assets charge	$0.0	$18.5		$5.3	$18.5	$21.1

	Restructuring and other items

	Gain on sale of assets	$(2.9)	$0.0		$0.0	$(2.9)	$0.0
	Energy Services-Lease termination, severance
	and other related costs	0.6	10.3		5.2	11.8	6.2
		$(2.3)	$10.3		$5.2	$8.9	6.2

	Total restructuring and other items	$(2.3)	$28.8		$10.5	$27.4	$27.3

3)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended October 2, 2016, July 3, 2016 and September 27, 2015 and the nine month periods ended October 2, 2016 and September 27, 2015 and a reconciliation to reported earnings per share for such periods.  The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended				Nine Months Ended
		Oct. 2, 2016	July 3, 2016		Sept. 27, 2015	Oct. 2, 2016	Sept. 27, 2015

	Income from continuing operations attributable to MTI	$41.6	$21.2		$29.2	$96.7	$91.0
	% of sales	10.4%	5.0%		6.5%	7.8%	6.7%

	Special items:
	Acquisition related transaction and integration costs	1.9	1.6		2.4	5.1	8.5
	Debt extinguishment costs and fees	0.0	0.0		0.0	0.0	4.5
	Restructuring and other items	(2.3)	10.3		5.2	8.9	6.2
	Impairment of assets	0.0	18.5		5.3	18.5	21.1
	Related tax effects on special items	0.1	(9.4)		(4.9)	(10.2)	(15.3)

	Income from continuing operations attributable to MTI, excluding special items	$41.3	$42.2		$37.2	$119.0	$116.0
	% of sales	10.3%	9.9%		8.2%	9.6%	8.5%

	Diluted earnings per share, excluding special items	$1.17	$1.20		$1.06	$3.39	$3.31

4)
Free cash flow is defined as cash flow from continuing operations less capital expenditures.  The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended October 2, 2016, July 3, 2016  and September 27, 2015 and the nine month periods ended October 2, 2016 and September 27, 2015 and a reconciliation to cash flow from operations for such periods.  The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities.  Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.  The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended				Nine Months Ended
	(millions of dollars)	Oct. 2,	July 3,		Sept. 27,	Oct. 2,	Sept. 27,
		2016	2016		2015	2016	2015
	Cash flow from continuing operations	$62.1	$60.2		$80.2	$164.2	$194.7
	Capital expenditures	18.0	15.3	6	21.8	48.9	70.5
	Free cash flow	$44.1	$44.9		$58.4	$115.3	$124.2

5)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended				Nine Months Ended
		Oct. 2,	July 3,		Sept. 27,	Oct. 2,	Sept. 27,
		2016	2016		2015	2016	2015
	Interest income	$0.5	$0.5		$0.5	$1.5	$1.2
	Interest expense	(13.9)	(14.4)		(15.0)	(42.9)	(46.7)
	Debt extinguishment costs and fees	0.0	0.0		0.0	0.0	(4.5)
	Foreign exchange gains	0.8	1.7		3.1	4.9	6.9
	Other deductions	(1.4)	(1.1)		(0.3)	(3.2)	(1.2)
	Non-operating deductions, net	$(14.0)	$(13.3)		$(11.7)	$(39.7)	$(44.3)

6)
The analyst conference call to discuss operating results for the third quarter is scheduled for Friday, November 4, 2016 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com).  The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth		Nine Months Ended				% Growth
SALES DATA	Oct. 2, 2016	% of Total Sales	July 3, 2016	% of Total Sales	Sept. 27, 2015	% of Total Sales	Prior Qtr	Prior Year	Oct. 2, 2016	% of Total Sales	Sept. 27, 2015	% of Total Sales	Prior Year

United States	$229.0	57%	$245.6	58%	$264.9	59%	(7)%	(14)%	$718.7	58%	$806.3	59%	(11)%
International	170.5	43%	181.4	42%	186.1	41%	(6)%	(8)%	518.0	42%	561.3	41%	(8)%
Net Sales	$399.5	100%	$427.0	100%	$451.0	100%	(6)%	(11)%	$1,236.7	100%	$1,367.6	100%	(10)%

Paper PCC	$95.3	24%	$97.0	23%	$106.1	24%	(2)%	(10)%	$295.5	24%	$315.9	23%	(6)%
Specialty PCC	16.4	4%	17.1	4%	15.8	4%	(4)%	4%	50.2	4%	48.5	4%	4%
PCC Products	$111.7	28%	$114.1	27%	$121.9	27%	(2)%	(8)%	$345.7	28%	$364.4	27%	(5)%

Talc	$13.9	3%	$13.8	3%	$13.9	3%	1%	0%	$42.7	3%	$41.9	3%	2%
Ground Calcium Carbonate	21.7	5%	22.7	5%	20.7	5%	(4)%	5%	65.1	5%	60.6	4%	7%
Processed Minerals Products	$35.6	9%	$36.5	9%	$34.6	8%	(2)%	3%	$107.8	9%	$102.5	7%	5%

Specialty Minerals Segment	$147.3	37%	150.6	35%	156.5	35%	(2)%	(6)%	453.5	37%	466.9	34%	(3)%

Metalcasting	$63.1	16%	$68.0	16%	$63.4	14%	(7)%	(0)%	$191.1	15%	$200.3	15%	(5)%
Household, Personal Care & Specialty Products	42.1	11%	44.0	10%	43.0	10%	(4)%	(2)%	131.4	11%	126.6	9%	4%
Basic Minerals & Other Products	14.3	4%	16.6	4%	20.1	4%	(14)%	(29)%	44.6	4%	56.6	4%	(21)%
Performance Materials Segment	$119.5	30%	$128.6	30%	$126.5	28%	(7)%	(6)%	$367.1	30%	$383.5	28%	(4)%

Environmental products	$24.6	6%	$26.5	6%	$21.7	5%	(7)%	13%	$64.5	5%	$55.2	4%	17%
Building Materials & Other Products	24.9	6%	27.4	6%	28.0	6%	(9)%	(11)%	79.5	6%	85.5	6%	(7)%
Construction Technologies Segment	$49.5	12%	$53.9	13%	$49.7	11%	(8)%	(0)%	$144.0	12%	$140.7	10%	2%

Total Minerals Businesses	$316.3	79%	$333.1	78%	$332.7	74%	(5)%	(5)%	$964.6	78%	$991.1	72%	(3)%

Refractory products	$51.0	13%	$58.9	14%	$60.5	13%	(13)%	(16)%	$163.3	13%	$178.3	13%	(8)%
Metallurgical Products	12.4	3%	15.0	4%	16.9	4%	(17)%	(27)%	43.2	3%	49.4	4%	(13)%
Refractories Segment	$63.4	16%	$73.9	17%	77.4	17%	(14)%	(18)%	206.5	17%	227.7	17%	(9)%

Energy Services Segment	$19.8	5%	$20.0	5%	$40.9	9%	(1)%	(52)%	$65.6	5%	$148.8	11%	(56)%

Total Service Businesses	$83.2	21%	$93.9	22%	$118.3	26%	(11)%	(30)%	$272.1	22%	$376.5	28%	(28)%

Net Sales	$399.5	100%	$427.0	100%	$451.0	100%	(6)%	(11)%	$1,236.7	100%	$1,367.6	100%	(10)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth		Nine Months Ended		% Growth
	Oct. 2, 2016	July 3, 2016	Sept. 27, 2015	Prior Qtr	Prior Year	Oct. 2, 2016	Sept. 27, 2015	Prior Year
SEGMENT OPERATING INCOME DATA

Specialty Minerals Segment	$27.8	$27.6	$25.0	1%	11%	$81.1	$75.2	8%
% of Sales	18.9%	18.3%	16.0%			17.9%	16.1%
Performance Materials Segment	$22.9	$24.0	$22.7	(5)%	1%	$70.7	$72.0	(2)%
% of Sales	19.2%	18.7%	17.9%			19.3%	18.8%
Construction Technologies Segment	$7.3	$9.3	$6.1	(22)%	20%	$21.0	$18.5	14%
% of Sales	14.7%	17.3%	12.3%			14.6%	13.1%
Total Minerals Businesses	$58.0	$60.9	$53.8	(5)%	8%	$172.8	$165.7	4%
% of Sales	18.3%	18.3%	16.2%			17.9%	16.7%
Refractories Segment	$10.1	$10.3	$7.9	(2)%	28%	$27.2	$24.5	11%
% of Sales	15.9%	13.9%	10.2%			13.2%	10.8%
Energy Services Segment	$2.6	$(29.5)	$(7.9)	*	*	$(27.0)	$(14.2)	*
% of Sales	13.1%	-147.5%	-19.3%			-41.2%	-9.5%
Total Service Businesses	$12.7	$(19.2)	$0.0	*	*	$0.2	$10.3	*
% of Sales	15.3%	-20.4%	0.0%			0.1%	2.7%
Unallocated Corporate Expenses	$(1.5)	$(0.6)	$(1.5)	150%	0%	$(3.5)	$(4.9)	(29)%

Acquisition related transaction costs	$(1.9)	$(1.6)	$(2.4)	19%	(21)%	$(5.1)	$(8.5)	(40)%

Consolidated	$67.3	$39.5	$49.9	70%	35%	$164.4	$162.6	1%
% of Sales	16.8%	9.3%	11.1%			13.3%	11.9%

SPECIAL ITEMS

Specialty Minerals Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Performance Materials Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Construction Technologies Segment	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Total Minerals Businesses	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*

Refractories Segment	$(2.1)	$0.0	$0.0	*	*	$(2.0)	$0.0	*

Energy Services Segment	$(0.2)	$28.8	$10.5	*	*	$29.4	$27.3	*

Total Service Businesses	$(2.3)	$28.8	$10.5	*	*	$27.4	$27.3	*

Unallocated and Other Corporate Expenses	$0.0	$0.0	$0.0	*	*	$0.0	$0.0	*
Acquisition related transaction costs	$1.9	$1.6	$2.4	19%	(21)%	$5.1	$8.5	(40)%

Consolidated	$(0.4)	$30.4	$12.9	*	*	$32.5	$35.8	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended October 2, 2016, July 3, 2016 and September 27, 2015, and the nine month periods ended October 2, 2016 and September 27, 2015 constituting a reconciliation to GAAP operating income set forth above.  The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods.  The Company feels inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth		Nine Months Ended		% Growth
SEGMENT OPERATING INCOME, EXCLUDING SPECIAL ITEMS	Oct. 2, 2016	July 3, 2016	Sept. 27, 2015	Prior Qtr	Prior Year	Oct. 2, 2016	Sept. 27, 2015	Prior Year

Specialty Minerals Segment	$27.8	$27.6	$25.0	1%	11%	$81.1	$75.2	8%
% of Sales	18.9%	18.3%	16.0%			17.9%	16.1%
Performance Materials Segment	$22.9	$24.0	$22.7	(5)%	1%	$70.7	$72.0	(2)%
% of Sales	19.2%	18.7%	17.9%			19.3%	18.8%
Construction Technologies Segment	$7.3	$9.3	$6.1	(22)%	20%	$21.0	$18.5	14%
% of Sales	14.7%	17.3%	12.3%			14.6%	13.1%
Total Minerals Businesses	$58.0	$60.9	$53.8	(5)%	8%	$172.8	$165.7	4%
% of Sales	18.3%	18.3%	16.2%			17.9%	16.7%
Refractories Segment	$8.0	$10.3	$7.9	(22)%	1%	$25.2	$24.5	3%
% of Sales	12.6%	13.9%	10.2%			12.2%	10.8%
Energy Services Segment	$2.4	$(0.7)	$2.6	(443)%	(8)%	$2.4	$13.1	(82)%
% of Sales	12.1%	-3.5%	6.4%			3.7%	8.8%
Total Service Businesses	$10.4	$9.6	$10.5	8%	(1)%	$27.6	$37.6	(27)%
% of Sales	12.5%	10.2%	8.9%			10.1%	10.0%

Unallocated Corporate Expenses	$(1.5)	$(0.6)	$(1.5)	150%	0%	$(3.5)	$(4.9)	(29)%

Consolidated	$66.9	$69.9	$62.8	(4)%	7%	$196.9	$198.4	(1)%
% of Sales	16.7%	16.4%	13.9%			15.9%	14.5%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	(In Thousands of Dollars)
		Oct. 2,	December 31,
		2016*	2015**

Current assets:
	Cash & cash equivalents	$199.7	$229.4
	Short-term investments	5.1	2.6
	Accounts receivable, net	363.9	348.7
	Inventories	209.1	194.9
	Prepaid expenses and other current assets	32.4	28.0
	Total current assets	810.2	803.6

	Property, plant and equipment	2,178.3	2,167.3
	Less accumulated depreciation	1,107.1	1,063.0
	Net property, plant & equipment	1,071.2	1,104.3

	Goodwill	780.3	781.2
	Intangible assets	206.4	212.7
	Other assets and deferred charges	70.6	78.2

	Total assets	$2,938.7	$2,980.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
	Short-term debt	$6.3	$6.5
	Current maturities of long-term debt	4.6	3.1
	Accounts payable	155.8	152.4
	Other current liabilities	154.6	156.6
	Total current liabilities	321.3	318.6

	Long-term debt	1,117.3	1,255.3
	Deferred income taxes	242.4	252.0
	Other non-current liabilities	216.4	216.4
	Total liabilities	1,897.4	2,042.3

	Total MTI shareholders' equity	1,013.4	910.5
	Non-controlling Interest	27.9	27.2
	Total shareholders' equity	1,041.3	937.7

	Total liabilities and shareholders' equity	$2,938.7	$2,980.0

*	Unaudited
**	Condensed from audited financial statements.